SECURITIES PURCHASE OPTION AGREEMENT


THIS AGREEMENT is made and entered into this 18 day of April, 2005 by and between Lombard, Inc., (hereinafter referred to as "Seller") and LipidViro Tech, Inc., (hereinafter referred to as "Option Holder");


W I T N E S S E T H:

WHEREAS, the Seller is the record owner and holder of issued and outstanding shares of LipidViro Tech, Inc. common stock, a Nevada corporation, (hereinafter "Corporation"), and Seller is not owned or controlled by any United States of America citizen or entity;

WHEREAS, the Option Holder desires to purchase and Seller desires to provide Option Holder the right to purchase (the "Purchase Option"), 7,875,000 shares of Corporation common stock, (the "Securities") upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Securities Purchase Option Agreement, (the "Agreement"), and in order to consummate the purchase and the sale of the Securities noted above, it is hereby agreed as follows:


1. PURCHASE OPTION

(a) Option Period. For a period of 48 months from the date this Agreement is Executed by signatures from both Option Holder and Seller and payment for the Purchase Option by Option Holder, as noted in Section 2 (a) herein, (the "Execution"), Option Holder will have the right to purchase the Securities for the Purchase Price set forth in this Agreement, (the "Option Period").

(b) Purchase Option Exercise. The exercise of the Purchase Option transaction contemplated by this Agreement (the "Exercise"), shall be when the Seller and Option Holder have executed this Agreement; and, Option Holder has delivered payment of the Purchase Price to Seller or their assign within the Option Period, in a form acceptable to both Seller and Option Holder; and, Seller has delivered the certificates representing the Securities to Option Holder and has caused the certificates to be duly endorsed for transfer or accompanied by appropriate transfer powers, duly executed, in either case with signatures guaranteed in a fashion acceptable to the transfer agent. Upon Exercise, Option Holder shall own and take title to Securities, and Securities shall be the property of Option Holder.


2. AMOUNT AND PAYMENT OF PURCHASE PRICE.

(a) Consideration; Purchase Option. Upon Execution of this Agreement, Option Holder shall pay Seller the sum of one dollar ($1.00) total consideration for this Purchase Option, whereupon, the Option Holder will own the right to execute and purchase the Securities for the Purchase Price during the Option Period.

(b) Consideration; Exercise of the Purchase Option. Upon Execution of the Purchase Option, the Option Holder will deliver payment in the amount of six-hundred-thousand and no/100 Dollars ($600,000.00). This amount is the total consideration to be paid for the purchase of the Securities, and is to be referred to in this Agreement as the "Purchase Price".


3. REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby warrants and represents:

(a) Organization and Standing. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted.

(b)  Restrictions on Securities.

  i. Seller is the lawful owner of the Securities, free and clear of all security interests, liens, encumbrances, equities and other charges.
  ii. There are no existing options, purchase agreements, redemption agreements, or restrictions of any nature on the Securities offered for sale by the Seller.


4. REPRESENTATIONS AND WARRANTIES OF SELLER AND OPTION HOLDER.

(a) Commissions. Seller and Option Holder agree there will be no brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

(b) Disclosure of Information. Both Seller and Option Holder have had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Corporation and the Securities described in this Agreement. Both Seller and Option Holder have had access to all public documents describing Corporation's current and historic business operations and proposed business operations located at www.sec.gov.

5. GENERAL PROVISIONS

(a) Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Utah.

(d) Arbitration of Disputes. In the even a dispute arises between Option Holder and Seller concerning this Agreement, the parties hereby agree that the dispute shall be first referred to and finally resolved by arbitration under the LCIA Rules. The number of arbitrators shall be one. The place of arbitration shall be Salt Lake City, Utah. The governing law of the contract is the substantive law of Utah.

(a) IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.




/s/                             /s/Kenneth P. Hamik
Seller, Lombard, Inc.           Option Holder, LipidViro Tech, Inc.

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California
County of Contra Costa
On April 21, 2005, before me, Wil Chun, Notary Public, personally appeared Kenneth P. Hamik, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS MY HAND AND OFFICIAL SEAL.

          /S/Wil Chun

                             OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document
Securities Purchase Option Agreement

Dated April 21, 2005               Number of Pages: 3

Signer(s) other Than Named Above:  None

Capacity Claimed by Signer(s)
Signer's name:  Kenneth P. Hamik
Individual
Corporate officer titles: Pres./CEO

Signer is Representing:  LipidViro Tech, Inc.